UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 20, 2010

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Sepulveda Boulevard, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On July 20, 2010, International Rectifier Corporation (the “Company”) issued a press release announcing that its Board of Directors (“Board”) authorized an increase in its existing stock repurchasing program by authorizing an additional $50 million, bringing the total program to $150 million (including prior purchases).  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of this Report on Form 8-K, including Exhibit 99.1, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

Item 8.01. Other Events

On July 20, 2010, the Company announced that its Board authorized an increase in the Company’s existing stock repurchasing program by authorizing an additional $50 million, bringing the total program to $150 million (including prior purchases).  The Company has approximately $50 million remaining under the $100 million program authorized by the Board in October 2008.  Any purchases under the Company’s repurchase program may be made from time-to-time in the open market, or through privately negotiated or other types of transactions.  Depending on market conditions and other factors, these purchases may be commenced or suspended at any time, or from time-to-time, without prior notice.

Item 9.01. Financial Statement and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated July 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2010	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
	Name:	Timothy E. Bixler
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 20, 2010